North Valley Bancorp Reports Increased Earnings for the Three Months and Six Months Ending June 30, 2000


July 20, 2000 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), today reported results for the three months and six months ending June 30, 2000. North Valley Bancorp (the Company) is the holding company for its wholly owned subsidiary, North Valley Bank (the Bank).

The Company's consolidated net earnings grew 18.71% for the three months ended June 30, 2000, to $1,123,000, or $0.30 basic and diluted earnings per share, compared to $946,000, or $0.26 basic and $0.25 diluted earnings per share for the comparable period of 1999. The second quarter 2000 operating results include $127,000 in non- recurring merger and acquisition expense.

The Company's consolidated net earnings grew 16.67% for the six months ended June 30, 2000, to $2,407,000, or $0.65 basic and $0.64 diluted earnings per share, compared to $2,063,000, or $0.56 basic and $0.55 diluted earnings per share for the comparable period of 1999. Return on average assets was 1.52 % and return on average equity was 14.12% for the six months ended June 30, 2000, compared to 1.40% and 13.30%, respectively, for the same period of 1999.

The higher earnings for the three months and six months ended June 30, 2000, resulted from increased interest income from loan growth and rising interest rates, increased non-interest income from service charges on deposit accounts, and a one-time pre-tax revenue item received in the first quarter from the demutualization of an insurance company from which the Bank owns policies. The increased income was offset somewhat by higher levels of interest expense on deposits, and salary and benefit expense and merger related expenses. Loan volume increased due to the continued growth of the Bank's Business Banking Center, which focuses on development of existing and new commercial banking relationships, and consumer loan growth.

Loan portfolio performance continues to strengthen. The Company's Allowance for Loan Loss Reserve (ALLR) is $2,693,000 or 1.20% of total loans at June 30, 2000, compared to $2,260,000 or 1.04% of total loans at December 31, 1999. Nonperforming loans were $103,000 at June 30, 2000, compared to $569,000 at December 31, 1999, and include loans 90 days past due and still accruing interest of $23,000 and $223,000 at June 30, 2000 and December 31, 1999, respectively. Overall while loan growth has been slower than projected, the net interest margin has increased from 5.18% at June 30, 1999, to 5.34% at June 30, 2000.

During the six months ending June 30, 2000, the Company incurred merger and acquisition charges in the amount of $356,000 relating to the pending transaction with Six Rivers National Bank (NASDAQ:SIXR). Additionally, increased salary and benefit expenses and infrastructure costs were higher in preparation for the closing of the transaction. The closing was projected to occur early in the third quarter 2000 but has been delayed mainly due to competitive issues raised by the Federal Reserve Bank with respect to Trinity County. Final closing is subject to regulatory approvals, which are anticipated in September 2000, with a closing of the merger shortly thereafter.

"We are proud of our over 16% growth in net income and earnings per share for the first six months of 2000 when compared to the similar period of 1999. Included in the operating results are increased levels of backroom and support departments that are fully staffed and ready to integrate Six Rivers upon closing. This current increased expense will be offset by efficiencies gained by integrating the two companies," stated Michael J. Cushman, President and CEO of North Valley Bancorp and North Valley Bank. "During the first six months of 2000 we have been extremely proactive in developing and implementing new products and services that enable us to better compete for retail and commercial customers on a regional basis. The investment in technology and personnel required to deliver these programs has resulted in increased operating costs, and has created additional revenue sources for the Company."

                                              North Valley Bancorp Press Release
                                                                   July 20, 2000
                                                                          Page 2

The Company has recently implemented marketing programs that have resulted in improved penetration in the retail and commercial deposit customer market base in Shasta and Trinity Counties, increasing the number of deposit accounts and corresponding service charge income and demand deposit levels. Our "Positively Free Checking" program is designed to build the number of customers we serve and provides us a tremendous opportunity to present other products and services. The success of the program is changing our deposit mix by increasing demand deposit accounts and enabling us to reduce reliance on certificates of deposits, thereby reducing our cost of funds and also increasing noninterest income. Additionally, our recently enhanced Online Banking product, which we began marketing April 2000, has resulted in over 6% of our checking customers subscribing to the service. Our on-line banking department currently supports North Valley's internet banking products and will support both Six Rivers and North Valley customers upon completion of the merger.

Our technology investments during 2000 include the recently completed state-of-the-art PC-based Call Center, implementation of the previously discussed on-line banking center, and development of automated teller and platform processes that will be implemented during 2000. The Call Center is designed to process all incoming calls to North Valley Bank, and Six Rivers National Bank upon completion of the merger, and offers enhanced customer service and marketing capabilities. The teller and platform automation will be utilized by both institutions upon completion of the merger and will improve customer service and efficiency of operations.

North Valley Bancorp is a one-bank holding company headquartered in Redding, California. The Company's principal subsidiary, North Valley Bank, operates twelve commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center. The Bank offers a wide range of consumer and business banking products and services. In addition to depository services, North Valley Bank engages in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans. The Bank also processes installment loans through its Dealer Finance Division, has SBA Preferred Lender status, and provides investment services to its customers through an affiliated relationship.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally;
(d) changes in the regulatory environment; and (e) changes in business conditions or the securities markets and inflation. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman                         or Sharon L. Benson
President & Chief Executive Officer        Senior Vice President and
                                           Chief Financial Officer
880 E. Cypress Avenue
Redding, CA 96002
(530) 226-2900  Fax:  (530) 221-4877

                                            Press Release - North Valley Bancorp
                                                                   July 20, 2000
                                                                          Page 3


Statements of Income North Valley Bancorp and subsidiaries
(dollars in thousands except per share data)
(unaudited)
                                     For the six months   For the three months
                                        ended June 30,        ended June 30,
                                        2000    1999            2000   1999

                    INTEREST INCOME
    Loans and leases including fees     $9,614  $8,428          $4,886 $4,261
                         Securities
                            Taxable        830     566             437    279
          Exempt from federal taxes        832   1,008             413    498
                 Federal funds sold        576     431             286    186
                                        ------  ------           -----  -----
              Total interest income     11,852  10,433           6,022  5,224


        INTEREST EXPENSE - DEPOSITS      4,517   4,001           2,283  1,989
                                        ------  ------           -----  -----

                NET INTEREST INCOME      7,335   6,432           3,739  3,235

PROVISION FOR LOAN AND LEASE LOSSES        600     555             120    300
                                        ------  ------           -----  -----


NET INTEREST INCOME AFTER PROVISION      6,735   5,877           3,619  2,935
          FOR LOAN AND LEASE LOSSES

                 NONINTEREST INCOME:
Service charges on deposit accounts      1,467   1,023             839    536
             Other fees and charges        454     431             223    216
       Gain (loss) on sale of loans         54     (87)                   (50)
 Gain on shares received from insur-
      rance company demutualization        683
Gain on sale or calls of securities          4      16               4
                              Other        158     352              71    121
                                        ------  ------           -----  -----
           Total noninterest income      2,820   1,735           1,137    823
                                        ------  ------           -----  -----

               NONINTEREST EXPENSES:
     Salaries and employee benefits      3,018   2,293           1,543  1,154
                  Occupancy expense        358     315             198    155
    Furniture and equipment expense        366     352             184    166
       Merger & acquisition expense        356                     127
                              Other      2,113   1,765           1,144    962
                                        ------  ------           -----  -----
         Total noninterest expenses      6,211   4,725           3,196  2,437
                                        ------  ------           -----  -----

 INCOME BEFORE PROVISION FOR INCOME
                              TAXES      3,344   2,887           1,560  1,321

         PROVISION FOR INCOME TAXES        937     824             437    375
                                        ------  ------           -----  -----

                         NET INCOME     $2,407  $2,063          $1,123   $946
                                        ======  ======          ======   ====

                 EARNINGS PER SHARE:
                              Basic      $0.65   $0.56           $0.30  $0.26
                                         =====   =====           =====  =====
                            Diluted      $0.64   $0.55           $0.30  $0.25
                                         =====   =====           =====  =====

                                            Press Release - North Valley Bancorp
                                                                   July 20, 2000
                                                                          Page 4

                                    North Valley Bancorp and subsidiaries
                                    (dollars in thousands except per share data)
                                    (unaudited)


                                           ASSETS     June 30,   December 31,
                                                       2000         1999

                          Cash and due from banks      $13,262      $12,783
                               Federal funds sold       13,000       14,600
                               Cash held in trust          218          282

                                      Securities:
                Available for sale, at fair value       24,911       25,569
              Held to maturity, at amortized cost       27,247       28,146
     Loans and leases receivable net of allowance
 for loan and lease losses and deferred loan fees      222,460      215,397
       Premises and equipment, net of accumulated
                    depreciation and amortization        5,852        5,060
                          Other real estate owned                        80
                                       FHLB stock          666          911
                      Accrued interest receivable        1,982        2,035
                                     Other assets        9,465        7,947
                                                      --------     --------

                                     TOTAL ASSETS     $319,063     $312,810
                                                      ========     ========

             LIABILITIES AND STOCKHOLDERS' EQUITY

                                     LIABILITIES:
                                        Deposits:
              Noninterest-bearing demand deposits      $42,138      $40,071
                        Interest-bearing deposits      237,158      235,190
                                                      --------     --------
                                   Total deposits      279,296      275,261
           Accrued interest and other liabilities        4,835        4,303
                                                      --------     --------
                                Total liabilities      284,131      279,564
                                                      --------     --------

                            STOCKHOLDERS' EQUITY:
        Preferred stock, no par value: authorized
                5,000,000 shares none outstanding
           Common stock, no par value: authorized
     20,000,000 shares, outstanding 3,715,818 and
 3,714,418 at June 30, 2000 and December 31, 1999       10,439       10,427
                                Retained Earnings       24,662       22,936
 Accumulated other comprehensive loss, net of tax         (169)        (117)
                                                      --------     --------
                       Total stockholders' equity       34,932       33,246
                                                      --------     --------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $319,063     $312,810
                                                      ========     ========

                                            Press Release - North Valley Bancorp
                                                                   July 20, 2000
                                                                          Page 5


                                    North Valley Bancorp and subsidiaries
                                    (dollars in thousands except per share data)
                                    (unaudited)

                                 FINANCIAL RATIOS:
                                                    For the six months ended
                                                            June 30
                                                         2000     1999

                          Return on average assets       1.52%    1.40%
                          Return on average equity      14.12%   13.30%
                                  Efficiency ratio      61.16%   57.90%
                               Net interest margin       5.34%    5.18%
                  Average equity to average assets      10.76%   10.52%

                         Balance beginning of year      $2,260   $1,902
                         Provision for loan losses         600      555
                   Net charge offs (net recoveries)        167      525
                                                        ------   ------
                             Balance end of period      $2,693   $1,932
                                                        ======   ======


       NON-PERFORMING ASSETS:
                                                       June 30,  December 31,
                                                          2000      1999

                            Total nonaccrual loans      $   80    $  346
         Loans 90 days past due and still accruing          23       223
                                                        ------    ------

                         Total nonperforming loans      $  103       569
                           Other real estate owned                    80
                                                        ------    ------

                        Total nonperforming assets      $  103    $  649
                                                        ======    ======

             Nonaccrual loans to total gross loans       0.04%     0.16%
          Nonperforming loans to total gross loans       0.05%     0.26%
        Total nonperforming assets to total assets       0.03%     0.21%

    Allowance for loans losses to nonaccrual loans    3366.25%   653.18%
  Allowance for loan losses to nonperforming loans    2614.56%   397.19%
   Allowance for loans losses to total gross loans       1.20%     1.04%
 Allowance for loan losses to nonperforming assets    2614.56%   348.23%
         Ratio of net charge-offs to average loans
                                       outstanding       0.08%     0.33%

                                 Total Gross Loans     225,153   217,657
                                      Total Assets     319,063   312,810
                         Average Loans Outstanding     218,429   204,300
                                    Average Assets     317,536   303,474
                                    Average Equity      34,179    31,862